August 1, 2003

CEDAR FAIR, L.P. (FUN)

Form 8-K

Item 12. Results of Operations and Financial Condition

Information required under Item 12 of Form 8-K is being furnished herewith as exhibit 99 in the form of Registrant's press release dated August 1, 2003 announcing preliminary earnings for the second quarter of 2003.